AUBURN NATIONAL

BANCORPORATION,

INC. AND SUBSIDIARIES

EXHIBIT 21.1 - SUBSIDIARIES

DIRECT SUBSIDIARIES

JURISDICTION OF INCORPORATION
AuburnBank

Alabama
INDIRECT SUBSIDIARIES

Banc of Auburn, Inc.

Alabama
Auburn Mortgage Corporation

Alabama